PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(5)
(to Prospectus Dated September 5, 2008)	Registration No. 333-151973

HUDSON TECHNOLOGIES, INC.
3,870,000 Shares of Common Stock

We are offering up to 3,870,000 shares of common stock at a negotiated price of $1.15 per share, or a total of $4,450,500.  These shares will be sold only to institutional investors.

Our common stock is traded on the Nasdaq Capital Market under the symbol “HDSN.” The last reported sale price of our common stock on Nasdaq was $1.30 on July 30, 2009. The aggregate market value of our outstanding common stock held by non-affiliates is $15,429,664 based on 11,868,973 shares of common stock held by non-affiliates, out of a total of 19,429,533 shares outstanding as of the date of this prospectus supplement, and a per share price of $1.30 based upon the last reported sale price of our common stock on July 30, 2009. We have not offered or sold any securities during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement,  pursuant to General Instruction I.B.6. of Form S-3.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering. In connection with this offering, we have agreed to pay the placement agent the placement agent fees set forth in the table below and to issue to them the warrants described under “Plan of Distribution.” The warrants that will be issued to the placement agent in connection with this offering, and the shares of common stock underlying such warrants, are included in the registration statement of which this prospectus supplement is a part.  The placement agent is not purchasing or selling any of the shares offered by us nor is it required to arrange for the sale of any specific number or dollar amount of shares but has agreed to use its commercially reasonable best efforts to arrange for the sale of all of the shares offered hereby.

	Price to Investors	Placement Agent Fees(1)	Proceeds to Hudson Before Expenses and After Placement Agent Fees
Per common share	$1.15	$0.069	$1.081
Maximum offering amount	$4,450,500	$267,030	$4,183,470
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(1) For a description of all items of placement agent compensation see “Plan of Distribution.”

We expect the total offering expenses, excluding placement agent fees, to be approximately $ 205,000 for all sales pursuant to this prospectus supplement and accompanying prospectus. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The closing of this offering is subject to certain conditions, including the absence of any material change in our business and the delivery of a comfort letter by our independent accountants. Delivery of the shares initially sold in this offering is expected to be made on or about August 5, 2009 against payment in immediately available funds.

Roth Capital Partners
The date of this prospectus supplement is July 31, 2009.

TABLE OF CONTENTS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION  DIFFERENT FROM AND IN ADDITION TO THAT CONTAINED IN CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.  WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, RESPECTIVELY, OR THAT INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THAT DOCUMENT.

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SUMMARY

About This Prospectus Supplement

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” included in or otherwise incorporated by reference in this prospectus supplement and the financial statements and the other information that we incorporated by reference in this prospectus supplement and the  accompanying prospectus, before making an investment decision.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares of common stock we are offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part, the accompanying prospectus, provides more general information.  Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Whenever we refer to “Hudson” or to “us,” or use the terms “we” or “our” in this prospectus supplement, we are referring to Hudson Technologies, Inc., a New York corporation, and its consolidated subsidiaries, unless the context indicates we are referring only to Hudson Technologies,  Inc., for example, the section entitled “Description of Common Stock” in the accompanying prospectus.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus.  We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different.  The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as to the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.  Our business, financial condition, results of operations and prospects may have changed since those dates.  It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.  You should also read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find Additional Information”.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted.  The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.  This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This offering of common stock is being made under a registration statement on Form S-3 (registration file no. 333-151973) that we filed with the Securities and Exchange Commission, or SEC as part of a “shelf” registration process.  Under the shelf registration process, we originally registered to sell up to $30,000,000 of our common stock, preferred stock, warrants and debt securities.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law.  You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of the common stock.

About Hudson

We are a refrigerant services company providing innovative solutions to recurring problems within the refrigeration industry.  Our products and services are primarily used in air conditioning, industrial processing and refrigeration systems, and include (i) refrigerant sales, (ii) refrigerant management services consisting primarily of reclamation of refrigerants and (iii) RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants.  We operate through our wholly-owned subsidiary, Hudson Technologies Company.

Since our inception, we have sold refrigerants, and have provided refrigerant reclamation and management services that are designed to preserve refrigerants, thereby protecting the environment from ozone depletion.  We sell reclaimed and virgin (new) refrigerants to a variety of customers in various segments of the air conditioning and refrigeration industry.  We purchase virgin, non-chlorofluorocarbon, or “CFC,” refrigerants, including hydrochlorofluorocarbon, or “HCFC,” refrigerants and hydrofluorcarbon refrigerants, from several suppliers which we then resell, typically at wholesale.  We also regularly purchase used or contaminated refrigerants, some of which are CFC based, from many different sources, which refrigerants are then reclaimed using our high volume proprietary reclamation equipment, the Zugibeast® system, and which we then resell.  The reclamation process allows used or contaminated refrigerant to be re-used thereby eliminating the need to destroy or manufacture additional refrigerant and eliminating the corresponding impact to the environment associated with the destruction and manufacturing.  Today, these offerings represent most of our revenue.

We have also created alternative solutions to reactive and preventative maintenance procedures that are performed on commercial and industrial refrigeration systems.  These services, known as RefrigerantSide® Services, complement our refrigerant sales and refrigerant reclamation and management services.  Our RefrigerantSide® Services include predictive and diagnostic services for industrial and commercial refrigeration applications, which are designed to predict potential catastrophic problems and identify inefficiencies in an operating system.  Our Chiller Chemistry®, Chill Smart®, Fluid Chemistry™ and Performance Optimization are predictive and diagnostic service offerings.

More comprehensive information about us is available through our Internet website at http://www.hudsontech.com.  The information on our website is not incorporated by reference into this prospectus supplement.  Our principal executive offices are located at 1 Blue Hill Plaza, Suite 1541, Pearl River, New York 10965 and our telephone number is (845) 735-6000.

The Offering

Common Stock offered by us:	Up to 3,870,000 shares, par value $0.01 per share

Offering price:	$1.15 per share, or gross proceeds of $4,450,500

Common Stock to be outstanding after offering:	23,299,533*

Warrants to be issued to placement agent:
The warrants to purchase up to an aggregate of 193,500 shares of common stock at an exercise price of $1.4375 per share. We will issue these warrants to the placement agent upon the applicable closing of this offering, and the shares of common stock underlying such warrants, are being included in the registration statement of which this prospectus supplement is a part.

Use of proceeds:
The net proceeds from shares sold by us in this offering will be used for general corporate purposes, which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions. We may also use a portion of the proceeds to reduce or repay indebtedness under our loan agreement with our existing commercial lenders and/or under our loan arrangements with a non-related and a related individual. See “Use of Proceeds” beginning on page S-6.

Risk Factors:	See “Risk Factors” below for a discussion of factors to consider before deciding to purchase our common stock.

Nasdaq Symbol:	HDSN
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Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of shares of common stock  offered hereunder.

*	The above table is based on 19,429,533 shares of our common stock outstanding as of July 30, 2009 (as adjusted for 3,870,000 shares to be issued in this offering) and excludes, as of July 30, 2009:

•
2,854,843 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock incentive plans, at a weighted average exercise price of $1.19 per share;

•	3,360,000 shares of common stock available for future grants under our stock option plans and stock incentive plans;

•	Up to 193,500 shares of common stock underlying the warrants to be issued to the placement agent in this offering at an exercise price of $1.4375 per share; and

•	100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $1.88 per share.

To the extent that any options or warrants are exercised, new options are issued under our stock option plans and stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

Recent Developments

Preliminary Unaudited Selected  Results of Operations for the Quarter Ended June 30, 2009

The following are our preliminary unaudited selected results of operations for the quarter ended June 30, 2009.

For the fiscal quarter ended June 30, 2009, we  estimate that our revenues will be approximately   $8.3 million and that our earnings per common share will be between $0.00 and $0.01.

Because the second fiscal quarter has recently ended, this preliminary unaudited selected financial information is, by necessity, preliminary in nature, based only upon preliminary information available to us as of the date of this prospectus supplement and has not been reviewed by our independent registered public accounting firm. Our actual results of operations for the fiscal quarter ended June 30, 2009 could differ materially from our preliminary estimates due to completion of our normal quarterly closing procedures, final adjustments and other developments that may arise before our financial results for this period are finalized. Accordingly, investors should not place undue reliance on the foregoing preliminary unaudited selected financial information.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the period ended March 31, 2009, respectively, and the other information contained or incorporated by reference in this prospectus supplement.  As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline.  The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.  Please also consider the following additional risks pertaining to the offering.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will pay a much higher price than the book value of our stock.

If you purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $0.43 per share, after giving effect to the sale by us of 3,870,000 shares of common stock in this offering at a price to the public of $1.15 per share.

A decline in general economic conditions may adversely affect our business.

During the first half of 2009, our business was negatively impacted by the current economic downturn.  If this downturn is prolonged or worsens, there could be several adverse implications to our business and financial condition that may exacerbate many of the risk factors identified in the documents incorporated by reference in this prospectus supplement, including, but not limited to, the following:

Liquidity.  The economic downturn and the associated credit crisis could continue or worsen and reduce liquidity and this could have a negative impact on financial institutions and the global financial system, which could, in turn, have a negative impact on us.

We may not be able to borrow additional funds under our existing credit facilities and may not be able to expand our existing facility if participating lenders become insolvent or their liquidity is limited or impaired.  In addition, we may not be able to renew our existing credit facility at the conclusion of its current term.

Demand for our products and services. The economic downturn has resulted in severe job losses and lower business to business and consumer confidence, which caused a decrease in demand for our products and services during the first half of 2009 and could continue to cause a decrease in demand and/or price for our product and services.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

We have issued a substantial number of shares of common stock that are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, or Securities Act, and that may become freely tradable. We have also registered a substantial number of shares of common stock that are issuable upon the exercise of options and have granted registration rights to holders of warrants to purchase 100,000 shares of common stock. If the holders of our options and warrants choose to exercise their purchase rights and sell the underlying shares of common stock in the public market, or if holders of currently restricted shares of our common stock choose to sell such shares in the public market under Rule 144 or otherwise, the prevailing market price for our common stock may decline. The sale of shares issued upon the exercise of our options and warrants could also further dilute the holdings of our then existing shareholders. In addition, future public sales of shares of our common stock could impair our ability to raise capital by offering equity securities.

The volume of our common stock has been, and may continue to be, volatile, which could reduce the market price of our common stock.

The publicly traded shares of our common stock have experienced, and may continue to experience, significant volume and price volatility. This volatility could reduce the market price of our common stock, regardless of our operating performance. In addition, both the volume and the trading price of our common stock could change significantly over short periods of time in response to, among other things, actual or anticipated variations in our quarterly operating results, announcements by us and/or changes in national or regional economic conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all.

Unusual weather conditions could adversely affect our operating results.

Our operating results can vary from period to period as a result of weather conditions. Weather can be a significant factor in determining market demand for the refrigerants we sell and the other services we provide, and is inherently unpredictable. Unusually protracted periods of unseasonably cool weather in the markets we serve during the periods we typically sell refrigerants may diminish demand for the refrigerants we sell and for the other services we provide which may have a material adverse effect on our operating results.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and  information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements.  We believe it is important to communicate certain of our expectations to our investors.  Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in, or implied by, any forward-looking statements.  Risks, uncertainties and other factors that might cause such differences include the risks identified in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other reports we file with the SEC.  Many factors are beyond our ability to control or predict.  You are accordingly cautioned not to place undue reliance on such forward-looking statements.  We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,978,000 after deducting the placement agent fees and offering expenses payable by us if we sell the maximum number of shares.

We currently intend to use the net proceeds of this offering for general corporate purposes which may include, among other things, funding acquisitions, although we have no present commitments or agreements with respect to any such transactions. We may also use a portion of the proceeds to reduce or repay indebtedness under our loan agreement with our existing commercial lenders and/or under our loan arrangements with a non-related and a related individual. See “Part I- Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources” of our Form 10-Q for the quarter ended March 31, 2009, which is incorporated herein by reference, for additional information regarding our indebtedness described above.

Pending application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash generated internally from operations and the terms and availability of  financing arrangements, as well as the amount of cash used in our operations. Our management will have broad discretion in the application of the net proceeds of this offering.  We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive or economic developments and other factors.

DILUTION

Purchasers of shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock.  Our net tangible book value (unaudited) as of March 31, 2009, was approximately $12,372,000, or $0.64 per share of common stock.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of March 31, 2009.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale by us of the shares offered in this offering at a price of $1.15 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of March 31, 2009 would have been approximately $16,760,000, or $0.72 per share.  This represents an immediate increase in the net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.43 per share to you as an investor in this offering.  The following table illustrates this per share dilution:

Price per common share to investors		$1.15
Net tangible book value per share as of March 31, 2009	$0.64
Increase in net tangible book value attributable to this offering	$0.08
Net tangible book value per share as of March 31, 2009 after giving effect to this offering		$0.72
Dilution in net tangible book value per share to new investors		$0.43
Dilution as a percentage of offering price per share		37%

The above table is based on  19,429,533 shares of our common stock outstanding as of March 31, 2009 (as adjusted for 3,870,000 shares to be issued in this offering) and excludes, as of that date:

•
2,854,843 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our stock option plans and stock  incentive plans, at a weighted average exercise price of $1.19 per share;

•	3,360,000 shares of common stock available for future grants under our stock option plans and stock incentive plans;

•	Up to 193,500 shares of common stock underlying the warrants to be issued to the placement agent in this offering at an exercise price of $1.4375 per share; and

•	100,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering, at a weighted average exercise price of $1.88 per share.

To the extent that any options or warrants are exercised, new options are issued under our stock option or stock incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering to investors a maximum of 3,870,000 shares of common stock at a price of $1.15 per share.  We are also offering warrants to purchase up to 193,500 shares of common stock that will be issued to the placement agent at the applicable closing of this offering as well as the shares of common stock underlying such warrants.  The material terms and provisions of our common stock and each other class of our securities which qualifies or limit our common stock are described under the captions “Description of Common Stock” and “Description of Preferred Stock” starting on page 3 of the accompanying prospectus.

The material terms and provisions of the warrants being offered and issued to the placement agent pursuant to this prospectus supplement at the closings of this offering are summarized below.

Exercisability.  The warrants will be exercisable at any time after six months from the date of issuance and on or before the close of business five years from the date of issuance.  The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash, or in the case of a net “cashless exercise” described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the warrants.

Cashless Exercise.  The warrants may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of the warrants is $1.4375.  The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability.  After 180 days following the respective closing of this offering in which the warrants were issued, the warrants may be transferred at the option of the warrant holder, upon surrender of the warrants to the warrant agent with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

PLAN OF DISTRIBUTION

We are offering the shares through a placement agent.  Subject to the terms and conditions contained in the placement agent agreement, dated July 31, 2009, Roth Capital Partners, LLC has agreed to act as the placement agent for the sale of up to 3,870,000 shares.  The placement agent is not purchasing any shares offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all shares offered.

There is no requirement that any minimum number of shares or dollar amount of shares be sold in this offering and there can be no assurance that we will sell all or any of the shares being offered.

The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary letters and certificates.

Confirmations and the prospectus will be distributed to all investors who agree to purchase the shares, informing investors of the closing date as to such shares.  We currently anticipate that the initial closing of the sale of certain of the shares will take place on or about August 5, 2009.  Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On each closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the shares sold;

•	the placement agent will receive the applicable placement agent’s fee and the placement agent warrants described below in accordance with the terms of the placement agent agreement; and

•	we will deliver the applicable shares to the investors.

At each closing, we will pay the placement agent an aggregate commission equal to 6% of the gross proceeds of the sale of the shares sold.

We have also agreed to issue to the placement agent at each closing of the offering warrants to purchase up to the number of shares of common stock equal to 5% of the aggregate number of shares of common stock sold in that particular closing of the offering at an exercise price of $1.4375 per share.  These warrants will be exercisable at any time after six months from the date of issuance and on or before the close of five years from the date of issuance.  Pursuant to Rule 5110(g) of the FINRA Rules, these warrants and the shares underlying these warrants shall not be sold during this offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the respective closing date on which the warrants were issued.

In addition, we have agreed to reimburse the placement agent for certain accountable out-of pocket expenses incurred by it in connection with this offering, up to a maximum of 1% of the gross proceeds from the sale of the shares being sold in this offering.

The maximum total commission or discount to be received by the placement agent or any other FINRA member or independent broker/dealer will not be greater than 8% of the gross proceeds from the sale of the shares being sold in this offering.

The estimated offering expenses incurred by us in connection with this offering are approximately $472,030, which includes (i) the aggregate commission of $267,030 we expect to pay to the placement agent if the maximum number of shares are sold, (ii) up to $44,505 of accountable out of pocket expenses that we have agreed to reimburse the placement agent for, and (iii) approximately $160,495 in other expenses that are customarily borne by an issuer and are not deemed to be “underwriting compensation” under Rule 5110 of the FINRA Rules (such as fees and expenses of our legal counsel, accounting and printing costs and various other fees associated with this offering).  After our estimated total offering expenses of approximately $472,030, we expect the net proceeds from this offering to be approximately $3,978,000 if the maximum number of shares are sold.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agent agreement.  We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We and our executive officers and directors have agreed to certain lock-up provisions with regard to future sales of common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days after the date of this prospectus supplement as set forth in the placement agent agreement. At any time and without public notice, the placement agent may in its sole discretion release all or some of the securities from these lock-up agreements.

The placement agent agreement with the placement agent, including the form of subscription agreement and lock-up letter as exhibits thereto, will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Our common stock is traded on the Nasdaq Capital Market under the symbol “HDSN.”

The price per share for the shares was determined based on negotiations with the purchasers and discussions with the placement agent.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus supplement will be passed upon for Hudson by Blank Rome LLP,  New York, New York. Rutan & Tucker, LLP, Cosa Mesa, California, is counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2008 and 2007 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is legally deemed to be a part of this prospectus supplement, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement.   Our file number for filings we make with the SEC under the Exchange Act is 001-13412.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement.  If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.  Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus is a part.

This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

•	Annual report on Form 10-K for the year ended December 31, 2008;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2009

•	Current report on Form 8-K, as filed with the SEC on March 2, 2009;

•	Current report on Form 8-K, as filed with the SEC on March 27, 2009;

•	Current report on Form 8-K, as filed with the SEC on July 21, 2009;

•	Current report on Form 8-K, as filed with the SEC on July 31, 2009; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may obtain a copy of any of these SEC filings without charge by written request or by telephone directed to Stephen P. Mandracchia, our Corporate Secretary, as follows:  1 Blue Hill Plaza, Suite 1541, Pearl River, New York 10965;  telephone number: (845) 735-6000.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the second paragraph of this section. Statements contained in this prospectus supplement regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

PROSPECTUS

$30,000,000

HUDSON TECHNOLOGIES, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities

From time to time, we may offer and sell common stock, preferred stock, warrants or debt securities or any combination of securities described in this prospectus, either individually, or in units, at prices and on terms described in one or more supplements to this prospectus. The aggregate public offering price of the securities offered by this prospectus will not exceed $30 million.

This prospectus provides you with a general description of the securities that we may offer in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “HDSN.” On September 4, 2008, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.23 per share.

Investing in our securities involves risks. See the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to sell any of our securities unless accompanied by a prospectus supplement.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” In addition, each time we offer securities, the supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

The aggregate market value of our outstanding common stock held by non-affiliates is $23,448,568 based on 19,416,187 shares of outstanding common stock, of which 10,515,053 are held by non-affiliates, and a per share price of $2.23 based on the closing sale price of our common stock on September 4, 2008. We have not offered any securities during the past twelve months pursuant to General Instruction I.B.6. of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2008.

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	1
ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF COMMON STOCK	3
DESCRIPTION OF PREFERRED STOCK	3
DESCRIPTION OF WARRANTS	6
DESCRIPTION OF DEBT SECURITIES	8
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INFORMATION INCORPORATED BY REFERENCE	18

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SUMMARY

About Hudson Technologies, Inc.

We are a refrigerant services company providing innovative solutions to recurring problems within the refrigeration industry. Our products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, including (i) refrigerant sales, (ii) refrigerant management services consisting primarily of reclamation of refrigerants and (iii) RefrigerantSide® Services performed at a customer’s site, consisting of system decontamination to remove moisture, oils and other contaminants. In addition, RefrigerantSide® Services include predictive and diagnostic services for industrial and commercial refrigeration applications designed to predict potential catastrophic problems and identify inefficiencies in an operating system. Our Chiller Chemistry®, Chill Smart®, Fluid Chemistry, and Performance Optimization are predictive and diagnostic service offerings. We operate through our wholly-owned subsidiary, Hudson Technologies Company. Unless the context requires otherwise, references to the “Company”, “Hudson”, “we”, “us”, “our”, or similar pronouns refer to Hudson Technologies, Inc. and its subsidiaries.

We are incorporated under the laws of the State of New York. Our executive offices are located at One Blue Hill Plaza, Pearl River, New York and our telephone number is (845) 735-6000.

Our web site address is www.hudsontech.com. We have included our web site address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our web site does not constitute part of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-KSB or 10-K, as the case may be, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

ABOUT THIS PROSPECTUS

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted, and this document may only be used where it is legal to sell the securities described herein. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of the securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, to register an indeterminable number of shares of common stock, preferred stock, warrants and debt securities as may from time to time be offered for sale, either individually or in units, at indeterminate prices (up to an aggregate maximum offering price for all such securities of $30 million), using a “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the securities described in this prospectus.

This prospectus provides you with some of the general terms that may apply to an offering of our securities. Each time we sell securities under this shelf registration we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the number and price per security (or exercise price) of the securities to be offered and sold in that offering and the specific manner in which such securities may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information incorporated by reference herein as described under the heading “Information Incorporated by Reference,” before making an investment decision.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption “Risk Factors” above and elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of securities under this prospectus to our general funds and will use them for working capital and/or general corporate purposes and/or acquisitions.

Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF COMMON STOCK

Hudson is authorized to issue 50,000,000 shares of common stock. As of September 4, 2008, there were 19,416,187 shares of common stock outstanding.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Hudson, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

Anti-Takeover Effects of Provisions of Our Bylaws

Our By-laws provide that our Board of Directors is divided into two classes. Each class is to have a term of two years, with the term of each class expiring in successive years, and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. Under certain circumstances, at least two annual meetings of stockholders, instead of one, may be required to effect a change in a majority of our board of directors. The classification of our board into two separate classes, could discourage, delay, or prevent a takeover of us thereby preserving control by the current stockholders.

DESCRIPTION OF PREFERRED STOCK

Hudson is authorized to issue 5,000,000 shares of preferred stock. As of September 4, 2008, there were 150,000 shares of preferred stock designated as Series A Convertible Preferred Stock and no shares of preferred stock outstanding. Hudson has no intent to issue any shares of its Series A Convertible Preferred Stock.

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Under our certificate of incorporation, as amended, we have the authority to issue 5,000,000 shares of preferred stock. The authorized preferred stock can be issued from time to time in one or more series. Our Board of Directors has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Hudson.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus. We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and bylaws, each as amended from time to time.

Terms

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of shares of preferred stock, common stock and other equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, or otherwise required under New York law, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into, such as common stock, debt securities, warrants or units consisting of one or more of such securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants, if material;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, which may be senior or convertible debt. While the terms we have summarized below we expect will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of debt securities and/or any indentures containing the terms of the debt securities being offered. Any debt securities which we offer by this prospectus will be exempt under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, we may not use an indenture (and, thus a trustee) or, if we use an indenture, it may not fully comply with the requirements of the Trust Indenture Act.

The documentation governing the debt securities may provide for an agent to act for and on behalf of the holders of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, supplemental forms of debt securities and/or indentures containing the terms of the debt securities being offered.

The following summaries of material provisions of the debt securities we may issue are subject to, and qualified in their entirety by reference to, all of the provisions of the documentation applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements that we may offer under this prospectus.

General

We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the terms of the conversion rights;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	if payment of principal and interest on the debt securities may be paid in our securities rather than, or in addition to cash, and the terms of any such rights;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the debt securities will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the debt securities on discharge;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities, warrants or units consisting of one or more of such securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock, other debt securities, warrants or units consisting of one or more of such securities, that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

We do not currently expect our debt securities to contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all (i.e. more than 75%) of our assets. However, any successor to or acquirer of such assets may be required to assume all of our obligations under the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all or substantially all of our assets may be required to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Debt Securities

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities or the debt agreement or indenture governing the debt securities, the following are events of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debt securities agent or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable agreement or indenture, if any, or prospectus supplement with respect to the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the form of debt security and/or agreement or indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such holders with respect to the debt securities of that series.

Subject to the terms of the debt securities, if an event of default thereunder shall occur and be continuing, the debt securities agent will be under no obligation to exercise any of its rights or powers under such debt securities at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt securities agent reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt securities agent, or exercising any trust or power conferred on the debt securities agent, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable debt securities; and

•	the debt securities agent need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the debt securities or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debt securities agent of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt securities agent to institute the proceeding as trustee; and

•
the debt securities agent does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We may periodically file statements with the debt securities agent regarding our compliance with specified covenants in the documentation regarding such debt securities.

Modification; Waiver

We and the debt securities agent may change the form of debt security and/or indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the documentation governing the debt securities;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the documentation governing such debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment thereunder by a successor debt securities agent;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, the rights of holders of a series of debt securities may be changed by us and the debt securities agent with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debt securities agent may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The documentation governing the debt securities may provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debt securities agent;

•	indemnify the debt securities agent; and

•	appoint any successor debt securities agent.

In order to exercise our rights to be discharged, we must deposit with the debt securities agent money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, subject to the terms of the debt securities set forth in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the debt securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debt Securities Agent

The debt securities agent, if any, other than during the occurrence and continuance of an event of default under the debt securities, may undertake to perform only those duties as are specifically set forth in the applicable documentation for such debt securities. Upon an event of default under the debt securities, the debt securities agent must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt securities agent is under no obligation to exercise any of the powers given it by the debt securities at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series.

All money we pay to a paying agent or the debt securities agent for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The debt securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of our securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities through one or more underwriters or dealers in a public offering and sale by them, through agents and/or directly to one or more investors. We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, or at negotiated prices. For each offering of securities hereunder, we will describe the method of distribution of such securities in a prospectus supplement. The prospectus supplements will describe the terms of the offerings of the securities, including:

•	The name or names of any underwriters, if any;

•	The purchase price of our securities and the proceeds we will receive from the sale;

•	Any overallotment options under which underwriters may purchase additional securities from us;

•	Any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	Any public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; and

•	Any securities exchange or market on which our common stock or other securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide underwriters and agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended, or Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to such liabilities.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We make no representation or prediction as to the direction or magnitude of any effect that any of the foregoing activities may have on the price of our common stock or, if applicable, the price for any of our other securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 incorporated by reference herein have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, the Nasdaq Stock Market maintains a Web site at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

Our internet address is www.hudsontech.com.

We make available free of charge, on or through our web site, annual reports on form 10-KSB and 10-K, quarterly reports on form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our web site is not part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number for documents we filed under the Securities Exchange Act of 1934 is 001-13412.

The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

•	our annual report on Form 10-KSB (including the information incorporated by reference therein) for the fiscal year ended December 31, 2007;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2008;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2008;

•	our current reports on Form 8-K filed with the SEC on January 11, 2008, April 22, 2008, May 27, 2008 and September 2, 2008;

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering also shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

Hudson Technologies, Inc.
P.O. Box 1541
One Blue Hill Plaza
Pearl River, NY 10965
Telephone: (845) 735-6000